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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 3 dated June 5, 2002 to the Registration Statement on Form S-3 (No. 333-86394) of our report dated February 21, 2002 relating to the 2001 financial statements and financial statement schedules, which appears in Collins & Aikman Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
June 4, 2002